UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): February 3, 2023 (February 1, 2023)

ONEMAIN HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36129	27-3379612
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification number)

601 N.W. Second Street, Evansville, IN 47708
(Address of principal executive offices) (Zip code)
(812) 424-8031
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	OMF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On February 1, 2023, the Board of Directors of OneMain Holdings, Inc. (the “Company”) adopted and approved, effective as of such date, amended and restated bylaws of the Company (as amended and restated, the “Bylaws”). The Bylaws supersede the previously existing Amended and Restated Bylaws, which took effect on October 15, 2013 and were amended on February 26, 2016.

The amendments to the Bylaws enhance disclosure and procedural requirements for the nomination of directors by stockholders, including to require compliance with the notice and solicitation requirements of Rule 14a-19 under the Securities Exchange Act of 1934. The amendments also update various provisions of the Bylaws to reflect recent amendments to the General Corporation Law of the State of Delaware, including the elimination of a provision requiring that a list of stockholders be available for inspection during meetings of stockholders and certain changes to the manner in which meetings of stockholders may be adjourned. The amendments also include a number of clerical and conforming changes.

This description of the amendments to the Bylaws is qualified in its entirety by reference to the full text of the Bylaws, which are filed as Exhibit 3.1 to this Current Report on Form 8-K and are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.
(d)     Exhibits.

Exhibit Number	Description
3.1	Amended and Restated Bylaws of OneMain Holdings, Inc.
104	Cover Page Interactive Data (embedded within the Inline XBRL document).

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONEMAIN HOLDINGS, INC.
(Registrant)

Date:	February 3, 2023	By:	/s/ Micah R. Conrad
Micah R. Conrad
Executive Vice President and Chief Financial Officer